As filed with the Securities and Exchange Commission on April 8, 2016

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	26-3062661
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4700 Von Karman, Suite 110

Newport Beach, California 92660

(855) 447-6967

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Derek Peterson

President, Chief Executive Officer

Terra Tech Corp.

4700 Von Karman, Suite 110

Newport Beach, California 92660

(855) 447-6967

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq.

Baker & Hostetler LLP

600 Anton Boulevard, Suite 900

Costa Mesa, California 92626-7221

Telephone: (714) 966-8807

Facsimile: (714) 966-8802

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)(3)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (4)
Class A Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Purchase Contracts	—	—	—	—
Units (5)	—	—	—	—
Total Offering	—	—	$75,000,000	$7,552.50

_________________________

(1)	Securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Form S-3 General Instruction II.D.

(3)

The registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $75,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder includes such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $75,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement.

(4)	The proposed maximum aggregate price of the securities has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	Each Unit consists of any combination of two or more of the securities being registered hereby.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2016

PROSPECTUS

TERRA TECH CORP.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, shares of our common stock, par value $0.001 per share (our "Common Stock"), shares of our preferred stock, par value $0.001 per share (our "Preferred Stock"), debt securities, warrants, rights, or purchase contracts, either individually or in units, with a total value of up to $75,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which these securities may be offered. Each time we sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update, or change the information in this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest in any of the securities being offered.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers, on a continued or delayed basis. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangement with, between, or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The offering price of such securities and the net proceeds that we expect to receive from such sale will also be set forth in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" in this prospectus.

Our Common Stock is quoted on the OTC Markets Group, Inc.'s OTCQX tier under the symbol "TRTC." On April 7, 2016, the closing bid price of our Common Stock was $0.391 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. Prior to investing in our securities, you should review carefully the risks and uncertainties that we have described on page 8 of this prospectus under the heading "Risk Factors," the applicable risks contained in the applicable prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and in our periodic reports and other information filed with the Securities and Exchange Commission (the "SEC").

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2016.

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	5

PROSPECTUS SUMMARY	6

RISK FACTORS	8

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	9

USE OF PROCEEDS	10

DESCRIPTION OF CAPITAL STOCK	10

DESCRIPTION OF DEBT SECURITIES	16

DESCRIPTION OF WARRANTS	25

DESCRIPTION OF RIGHTS	27

DESCRIPTION OF PURCHASE CONTRACTS	29

DESCRIPTION OF UNITS	29

PLAN OF DISTRIBUTION	30

LEGAL MATTERS	33

EXPERTS	33

WHERE YOU CAN FIND ADDITIONAL INFORMATION	33

IMPORTANT INFORMATION INCORPORATED BY REFERENCE	33

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $75,000,000 on terms to be determined at the time of sale. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Important Information Incorporated By Reference" below. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should carefully read both this prospectus and the applicable prospectus supplement, together with the exhibits and additional information described under the heading "Where You Can Find Additional Information" in this prospectus, before you invest in any of the securities being offered hereby.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement also may add, update, or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into these documents. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent, or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so.

You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement is delivered, or securities are offered and sold, on a later date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled "Risk Factors," any applicable prospectus supplement, and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus, the terms "we," "us" and "our" refer to Terra Tech Corp. and its subsidiaries.

Our Company

We are a holding company with the following subsidiaries:

•	GrowOp Technology Ltd., a Nevada corporation ("GrowOp Technology");

•	Edible Garden Corp., a Nevada corporation ("Edible Garden");

•	MediFarm, LLC, Nevada limited liability company ("MediFarm");

•	MediFarm I, LLC, a Nevada limited liability company ("MediFarm I");

•	MediFarm II, LLC, a Nevada limited liability company ("MediFarm II");

•	IVXX, LLC, a Nevada limited liability company ("IVXX");

•	MediFarm I Real Estate, LLC, a Nevada limited liability company ("MediFarm I RE"); and

•	Black Oak Gallery, a California corporation ("Black Oak").

Through GrowOp Technology, we engage in the design, marketing, and sale of hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture. Through Edible Garden, we are a retail seller of locally grown hydroponic produce, herbs, and floral products which is distributed throughout the Midwest and the Northeast United States. Through MediFarm, MediFarm I, and MediFarm II, we plan to operate medical marijuana cultivation, production, and dispensary facilities in Nevada.

On September 16, 2014, we formed IVXX for the purpose of producing a line of cannabis flowers and cigarettes, as well as a complete line of cannabis pure concentrates including: oils, waxes, shatters, and clears. We currently offer these products to approximately 200 select dispensaries in California. We are using our supercritical Co2 extraction lab located in Oakland, California to manufacture these products. IVXX also sells clothing, apparel, and other various branded products.

On October 14, 2015, we formed MediFarm I RE to serve as the real estate holding company that owns the real property and a building, which is situated on the real property, at which a medical marijuana dispensary facility will be located. It is our intention that MediFarm I will operate the medical marijuana dispensary. We own 50% of the membership interests in MediFarm I RE. The remaining membership interests are owned by Forever Young Investments, LLC (50%), an otherwise unaffiliated entity.

On March 31, 2016, we acquired Black Oak, a California corporation that operates a medical marijuana dispensary in Oakland, California under the name Blüm, pursuant to that certain Agreement and Plan of Merger, dated December 23, 2015 (the "Merger Agreement"), with Generic Merger Sub, Inc., a California corporation and our wholly-owned subsidiary (the "Merger Sub"), and Black Oak. The Merger Agreement was amended by a First Amendment to the Agreement and Plan of Merger, dated February 29, 2016. Pursuant to the Merger Agreement, the Merger Sub merged with and into Black Oak, with Black Oak as the surviving corporation, and became our wholly-owned subsidiary (the "Merger"). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

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Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, the outstanding shares of common stock of Black Oak held by (i) three of the current shareholders of Black Oak (the "Group A Shareholders") were converted into the right to receive approximately 8,166 shares of our Series Z Preferred Stock, of which approximately 1,175 shares of Series Z Preferred Stock were issued and paid at closing, and approximately 8,668,700 shares of our Series B Preferred Stock, of which approximately 1,248,300 shares of Series B Preferred Stock were issued and paid at closing and (ii) the remaining shareholders of Black Oak (the "Group B Shareholders") were converted into the right to receive approximately 21,378 shares of our Series Q Preferred Stock, of which approximately 3,695 shares of Series Q Preferred Stock were issued and paid at closing. The shares of Series Z Preferred Stock, Series B Preferred Stock, and Series Q Preferred Stock that were issued but not paid to the Black Oak shareholders at closing are subject to certain holdback and lock-up provisions, and held in an escrow account as security for the satisfaction of any post-closing adjustments or indemnification claims, as provided for in the Merger Agreement. Each share of Series Q Preferred Stock is to be converted into 5,000 shares of our Common Stock and each share of Series Z Preferred Stock is to be converted into 1,857 shares of our Series B Preferred Stock, in each case immediately upon our filing with the Secretary of State of the State of Nevada an Amendment to our Articles of Incorporation to increase our authorized capital for, among other reasons, satisfaction of the terms of this potential transaction. Accordingly, the approximately 21,378 shares of Series Q Preferred Stock to be issued to the Group B Shareholders is convertible into approximately 106,890,000 shares of Common Stock and the approximately 8,166 shares of Series Z Preferred Stock to be issued to the Group A Shareholders is convertible into approximately 15,164,262 shares of Series B Preferred Stock. The Series Z Preferred Stock is intended to mirror the rights of the holders of our Series B Preferred Stock. Each share of our Series B Preferred Stock remains convertible into 5.384325537 shares of our Common Stock. The aggregate fair market value of the securities issued in the Merger was approximately $22.9 million. The Group B Shareholders may also receive cash consideration equal to approximately $2.1 million.

The securities paid to the Group A Shareholders and the Group B Shareholders are subject to certain post-closing adjustments that are based on certain performance indicators as of the first anniversary of the closing date of the Merger. The first indicator is based on the performance of the volume-weighted average price of our Common Stock on the first anniversary of the closing date of the Merger compared to the price of our Common Stock on the date of the Merger Agreement. The second indicator is based on our revenues for the twelve-month period following the closing date of the Merger. A portion of the securities that the Group A Shareholders and the Group B Shareholders are entitled to receive at closing of the Merger will be held in an escrow until the first anniversary of the closing date of the Merger and the post-closing adjustments are complete.

Black Oak committed to use commercially reasonable efforts to assist us in our preparation of Black Oak's financial statements, which statements are to be reasonably capable of being audited under GAAP and which audit is to be completed not later than June 8, 2016 (75 days after March 25, 2016, the date after which we no longer had the right to terminate the Merger Agreement for any reason in our discretion). We will file a Current Report on Form 8-K to disclose these financial statements not later than June 8, 2016.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC, that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2015. For instructions on how to find copies of these documents, see "Where You Can Find Additional Information."

We were incorporated in Nevada on July 22, 2008. Our corporate headquarters is located at 4700 Von Karman, Suite 110, Newport Beach, California 92660 and our telephone number is (855) 447-6967. Our website addresses are as follows: www.terratechcorp.com, www.ediblegarden.com, and www.ivxx.com.

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The Securities We May Offer

We may offer shares of our Common Stock, shares of our Preferred Stock, debt securities, and/or warrants, rights, or purchase contracts to acquire any such securities, either individually or in units, with a total aggregate value of up to $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Please see "Description of Capital Stock," "Description of Debit Securities," "Description of Warrants," "Description of Rights," "Description of Purchase Contracts," and "Description of Units" below. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	expiration of exercise period;

•	redemption, conversion, exchange, or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	voting or other rights, if any;

•	restrictive covenants, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would," "will," "may," "can," "continue," "potential," "should," and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 in Item 1A. under "Risk Factors," and the risks detailed from time to time in our future SEC reports.

These forward-looking statements include, but are not limited to, statements about:

•	Our ability to achieve profitability;

•	Our estimates of our expenses, ongoing losses, future revenues, capital requirements, and our need for additional financing;

•	Our ability to obtain additional financing

•

Our estimates of the costs, timing, progress, and results of operations with respect to our contemplated medical marijuana business in Nevada through our subsidiaries MediFarm, MediFarm I, and MediFarm II;

•	Our estimates of the timing of and our ability to obtain and maintain the necessary licenses, permits, authorizations, or accreditations to operate our medical marijuana businesses;

•	The nature and effect of any future laws, regulations, rules, regulations, interpretations, policies, or procedures, when and if promulgated, could have on our medical marijuana businesses;

•	Our ability to comply with existing and new government regulations;

•	Our dependence on state laws and regulations regarding medical marijuana;

•	Our ability to generate significant revenue from cannabinoid production while use, possession and interstate distribution of marijuana remains illegal on a federal level in the U.S.;

•	Our ability to gain consumer acceptance of our medical marijuana products, as well as our hydroponic produce and herbs;

•	Our ability to retain key personnel;

•	Our ability to maintain our key relationships with partners and service providers;

•	Our ability to manage our growth effectively; and

•	Our ability to compete with competitors that may have greater resources than us.

Many of the important factors that will determine these results are beyond our ability to control or predict. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby this prospectus for general corporate purposes, which may include, among other things:

•	general and administrative expenses;

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended (the "Articles of Incorporation"), and our Bylaws (the "Bylaws"), which are filed as exhibits to the registration statement of which this prospectus is a part. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of Chapter 78 of the Nevada Revised Statutes (the "NRS"). We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" elsewhere in this prospectus.

Common Stock

We have the authority to issue up to 350,000,000 shares of our Common Stock. As of April 7, 2016, there were 349,739,408 shares of our Common Stock issued and outstanding. We are obligated to issue up to an additional 386,971,104 shares of our Common Stock to contemplate the conversion or exercise of all of our currently outstanding Preferred Stock, warrants, options, and convertible debt; however, as of April 7, 2016 we had an insufficient number of authorized shares of our Common Stock to satisfy such obligations. Accordingly, such number of shares of our Common Stock for which we are obligated to issue in the future upon the conversion or exercise of all of our currently outstanding Preferred Stock, warrants, options, and convertible debt will be reserved at such time as when the number of our authorized shares of Common Stock increases. There is a limited public market for our Common Stock.

Voting Rights. The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of our Common Stock do not have cumulative voting rights.

Liquidation. In the event of a liquidation, dissolution, or winding up of the Company, the holders of our Common Stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then-outstanding.

Dividend Rights. Holders of our Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors (our "Board") in its discretion from funds legally available therefore, subject to preferences that may be applicable to our Preferred Stock, if any, then-outstanding. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Other Rights and Restrictions. Our Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Stockholder Action; Special Meetings. Our Bylaws provide that stockholders' action can only be taken at an annual or special meeting of stockholders, or by written consent if such consent is signed by the holders of all of the shares entitled to vote with respect to the subject matter thereof. Our Bylaws provide that special meetings of the stockholders may be called at any time by our president, Board, or Chairman of the Board. In addition, a special meeting of the stockholders shall be called by our Board at the request of the holders of a majority of all outstanding shares entitled to vote on any issue at the meeting.

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Board of Directors; Removal; Vacancies.Our Bylaws specify that the number of directors is to be determined by a majority of the total number of directors serving prior to any increase or decrease, provided there is at least one and no more than ten directors. Our Board is currently composed of eight directors. We do not have a classified Board. Pursuant to our Bylaws and the NRS, a director serves until the next annual meeting and until his or her successor has been elected and qualified, until there is a decrease in the number of directors, or until his or her earlier death, removal, or resignation. Our stockholders may remove one or more directors with or without cause by a vote of our stockholders.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring on our Board for any reason except the removal of one or more director by our stockholders may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of one or more directors by our stockholders shall be filled by a vote of our stockholders. A director that is appointed or elected to fill a vacancy shall hold office for the remaining term of his or her predecessor.

Amendment of Bylaws. Our Board may amend or repeal our Bylaws. Our stockholders may also amend or repeal our Bylaws by a vote of the holders of the shares entitled to vote in the election of any directors.

Transfer Agent and Registrar. The transfer agent for our Common Stock is West Coast Stock Transfer at 721 North Vulcan Avenue, Suite 205, Encinitas, California 92024. West Coast Stock Transfer's telephone number is (619) 664-4780.

Listing. Our Common Stock is quoted on the OTC Markets Group, Inc.'s OTCQX tier under the symbol "TRTC."

Preferred Stock – Generally

We have the authority to issue up to 25,000,000 shares of "blank check" Preferred stock, $0.001 par value, of which 100 shares have been designated as "Series A Preferred Stock," 24,968,800 shares have been designated as "Series B Preferred Stock," 21,600 shares have been designated as "Series Q Preferred Stock," and 8,300 shares have been designated as "Series Z Preferred Stock." As of April 7, 2016, 100 shares of Series A Preferred Stock, 24,818,700 shares of Series B Preferred Stock, 21,378 shares of Series Q Preferred Stock, and 8,166 shares of Series Z Preferred Stock are issued and outstanding. The rights, preferences, privileges, and restrictions of the Series A Preferred Stock, Series B Preferred Stock, Series Q Preferred Stock, and Series Z Preferred Stock are set forth below.

Our Board, without further approval of our stockholders, is authorized to fix the designations, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations, and restrictions applicable to each series of the preferred Stock, including:

•	dividend rights and preferences over dividends on our Common Stock or any series of our Preferred Stock;

•	the dividend rate (and whether dividends are cumulative);

•	conversion rights, if any;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions, if any);

•	redemption price and liquidation preferences of any unissued series of any Preferred Stock and the designation thereof of any of them; and

•	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

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You should refer to the prospectus supplement relating to the series of our Preferred Stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which shares of our Preferred Stock will be offered;

•

the dividend rate or rates or method of calculating the rates the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on our Preferred Stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of our Preferred Stock being offered;

•

the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of our Preferred Stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•	the liquidation preference per share;

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the terms and conditions, if applicable, upon which our Preferred Stock being offered will be convertible into our Common Stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

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the terms and conditions, if applicable, upon which our Preferred Stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of our Preferred Stock being offered on any securities exchange;

•	a discussion of any material federal income tax considerations applicable to our Preferred Stock being offered;

•	any preemptive rights;

•	the relative ranking and preferences of our Preferred Stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•

any limitations on the issuance of any class or series of our Preferred Stock ranking senior or equal to the series of our Preferred Stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of our Preferred Stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any Preferred Stock terms selected by our Board could decrease the amount of earnings and assets available for distribution to holders of our Common Stock or adversely affect the rights and power, including voting rights, of the holders of our Common Stock, without any further vote or action by the stockholders. The rights of holders of our Common Stock will be subject to, and may be adversely affected by, the right of the holders of any Preferred Stock that may be issued by us in the future. The issuance of our Preferred Stock could also have the effect of delaying or preventing a change in control of us, make removal of management more difficult, discourage bids for our Common Stock at a premium, or otherwise adversely affect the market price of our Common Stock.

Outstanding Preferred Stock

Series A Preferred Stock. Each share of Series A Preferred Stock is convertible on a one-for-one basis into shares of our Common Stock and has all of the voting rights that the holders of our Common Stock have. So long as any shares of Series A Preferred Stock remain outstanding, our directors shall be elected as follows: (a) the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect three directors (the "Series A Directors"), which holders may waive their rights to elect such three directors at any time and assign such right to the Board to elect such directors; and (b) the holders of a majority of the shares of our Common Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect two directors. The Series A Preferred Stockholders have not designated any Series A directors. Pursuant to the terms of our Bylaws, our Board has set the number of directors to eight. All eight directorships are filled.

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So long as any shares of Series A Preferred Stock are outstanding, we shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class:

•	amend our Articles of Incorporation or Bylaws;

•	change or modify the rights, preferences, or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

•

reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences, or privileges senior to or on a parity with the Series A Preferred Stock;

•

authorize or effect any transaction constituting a Deemed Liquidation, which shall include: (A) the closing of the sale, transfer, or other disposition of all or substantially all of our assets (including an irrevocable or exclusive license with respect to all or substantially all of our intellectual property); (B) the consummation of a merger, share exchange, or consolidation with or into any other corporation, limited liability company, or other entity (except one in which the holders of our capital stock as constituted immediately prior to such merger, share exchange, or consolidation continue to hold at least 50% of the voting power of our capital stock or the surviving or acquiring entity (or its parent entity)); (C) authorize or effect any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary; provided, however, that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing our domicile or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock;

•	increase or decrease the size of the Board or remove any of the Series A Directors (unless approved by our Board including the Series A Directors);

•	declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board including the Series A Directors);

•

redeem, repurchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of our Common Stock from employees, consultants, or other service providers pursuant to agreements approved by our Board under which we have the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by our Board including the Series A Directors);

•

amend any of our stock option plans, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

•	replace our President and/or Chief Executive Officer (unless approved by our Board including the Series A Directors); or

•	transfer assets to any subsidiary or other affiliated entity.

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Series B Preferred Stock. Each share of our Series B Preferred Stock is convertible, at the option of the holder, on a 1-for-5.384325537 basis, into shares of our Common Stock (the "Conversion Rate"). The Conversion Rate is subject to adjustment as follows: (i) if we effect a forward stock split, the conversion rate (expressed as a quotient) shall be proportionately decreased so that the number of shares of our Common Stock issuable upon conversion of the Series B Preferred Stock increases in proportion to such increase in the aggregate number of shares of our Common Stock outstanding; (ii) if we effect a reverse split or combination, no adjustments shall be made; (iii) if we set a record date for the holders of our Common Stock entitled to receive a dividend or other distribution payable in shares of our Common Stock, then the conversion rate (expressed as a quotient) shall be decreased; (iv) if we set a record date for the holders of our Common Stock entitled to receive a dividend or other distribution payable in our securities, other than shares of our Common Stock, then the conversation rate shall be adjusted to ensure that the holders of the Series B Preferred Stock receive, in addition to the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock, such number of securities that they would have received had their Series B Preferred Stock been converted into shares of our Common Stock on the record date; (v) if our Common Stock is changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution, or otherwise, then, in each event, the conversion rate shall be adjusted so that each holder of Series B Preferred Stock has the right to convert such share of Series B Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution, or other change, by holders of the number of shares of our Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution, or other change; and (vi) if there is a capital reorganization of the Company, or a merger or consolidation of the Company with or into another entity where the holders of the outstanding voting securities prior to such merger or consolidation do not own more than 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of our properties or assets to any other person, then as part of such change a revision to the conversion rate shall be made if necessary to ensure that the holders of the Series B Preferred Stock have the right to convert such shares of Series B Preferred Stock into the kind and amount of shares of stock and other securities or property of ours or any successor corporation resulting from such change. The Series B Preferred Stock also automatically converts into shares of our Common Stock immediately prior to a merger, sale of assets, share exchange, or other reorganization.

Each share of Series B Preferred Stock has voting rights equal to 100 shares of our Common Stock (subject to stock dividends, stock splits, and the like) and is entitled to a liquidation preference equal to $0.005384325537 (subject to appropriate adjustment in the event of any stock dividend, forward stock split, or other similar recapitalization). Such liquidation preference is in preference (but equal with the holders of our Series Z Preferred Stock) to the holders of our Common Stock, but subordinate in preference to any sum to which the holders of our Series A Preferred Stock are entitled. No dividends will be paid on the Series B Preferred Stock.

A holder of Series B Preferred Stock cannot convert less than fifty (50) shares of Series B Preferred Stock at any time, unless the holder holds less than fifty (50) shares of Series B Preferred Stock and converts all such shares held by it at that time. No fractional shares of our Common Stock are to be issued upon conversion of the Series B Preferred Stock.

Series Q Preferred Stock. Each share of Series Q Preferred Stock is convertible into 5,000 shares of our Common Stock immediately upon us filing with the Secretary of State of the State of Nevada an Amendment to our Articles of Incorporation to increase our authorized capital. Pursuant to the terms of the Series Q Certificate, the holders of the Series Q Preferred Stock are granted the following rights and preferences:

•	No dividends will be paid on the Series Q Preferred Stock;

•

The holders of the Series Q Preferred Stock are entitled to a liquidation preference equal to $0.001 per share (subject to appropriate adjustment in the event of any stock dividend, forward stock split, or other similar recapitalization). Such liquidation preference is in preference to the holders of our Common Stock, but subordinate in preference to any sum to which the holders of any shares of any other series of our Preferred Stock are entitled;

•

The holders of the Series Q Preferred Stock have the same voting rights as the holders of our Common Stock and each share of Series Q Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Q Preferred Stock could then be converted; and

•	No fractional shares of our Common Stock are to be issued upon conversion of the Series Q Preferred Stock.

Series Z Preferred Stock. The Series Z Preferred Stock and is intended to mirror the rights of the holders of the Series B Preferred Stock. Each share of Series Z Preferred Stock is convertible into 1,857 shares of Series B Preferred Stock immediately upon us filing with the Secretary of State of the State of Nevada an Amendment to our Articles of Incorporation to increase our authorized capital. Each share of Series Z Preferred Stock has voting rights equal to 100 shares of our Common Stock (subject to stock dividends, stock splits, and the like) and is entitled to a liquidation preference equal to $10 (subject to appropriate adjustment in the event of any stock dividend, forward stock split, or other similar recapitalization). Such liquidation preference is in preference (but equal with the holders of our Series B Preferred Stock) to the holders of our Common Stock, but subordinate in preference to any sum to which the holders of our Series A Preferred Stock are entitled.

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Anti-Takeover Effects of Certain Provisions of Nevada Law

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Selective Board. Our Board is comprised of eight members. So long as any shares of our Series A Preferred Stock remain outstanding, our directors shall be elected as follows: (a) the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect three directors Series A Directors. The holders of the Series A Preferred Stock may waive their rights to elect such three directors at any time and assign such right to the Board to elect such directors; and (b) the holders of a majority of the shares of Common Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect two directors. The Series A Preferred Stockholders have not designated any Series A directors. Pursuant to the terms of our Bylaws, our Board has fixed the number of directors to eight. All eight directorships are filled.

This provision will make it more difficult to change our Board, and will promote the continuity of existing management. Our Series A Certificate of Designation also provides that any vote of our stockholders to alter, amend, or repeal this provision in any respect shall require the affirmative vote of the holders of at least a majority of the then-outstanding shares of the Series A Preferred Stock, voting as a separate class.

Voting Rights. Each share of our Series B Preferred Stock and Series Z Preferred Stock has voting rights equal to 100 shares of Common Stock (subject to stock dividends, stock splits, and the like). This provision may have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.

Business Combinations. The "business combination" provisions of Sections 78.411 to 78.444, inclusive, of the NRS prohibit a Nevada corporation with at least 200 stockholders (at least 100 of whom are stockholders of record and residents of the State of Nevada) from engaging in various "combination" transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A "combination" is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities, and exchangeable debt securities. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term "indentures" to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the indenture. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summary description, together with the additional information we may include in any applicable prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of indenture filed as an exhibit to the registration statement of which the prospectus is a part, as it may be supplemented, amended, or modified from time to time, as well as the notes and supplemental agreement relating to each series of debt securities that will be incorporated by reference as exhibits to the registration statement that includes the prospectus or as exhibits to a Current Report on Form 8-K if we offer debt securities.

General

The indenture does not limit the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We may issue the debt securities issued under the indentures as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount," or "OID," for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title or designation;

•	the aggregate principal amount and any limit on the aggregate principal amount that may be issued;

•	the maturity date or dates on which principal will be payable;

•	the form of the debt securities of the series;

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•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the place or places where payments will be payable;

•

whether the debt securities of that series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	whether we will be restricted from incurring any additional indebtedness;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

•	any restrictions on transfer, sale, or assignment of the debt securities of the series;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities; and

•

any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special consideration applicable to any of these debt securities in the applicable prospectus supplement.

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Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder, or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger, or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will contain covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety, unless we are the surviving corporation or the successor to or acquirer of such assets (other than a subsidiary of ours) expressly assumes all of our obligations under the indenture or the debt securities, as appropriate. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing.

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•

if we fail to pay interest when due and our failure continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplement thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplement thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency, or reorganization occur as to us.

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No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided, that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request, and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

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Modification of Indenture; Waiver

We and the debenture trustee may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to evidence the succession of another corporation to us and the assumption by any such successor of our covenants in such indenture and in the debt securities issued thereunder;

•	to add to our covenants or to surrender any right or power conferred on us pursuant to the indenture;

•	to establish the form and terms of debt securities issued thereunder;

•

to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action adversely affects the interests of the holders of any series of debt securities issued thereunder in any material respect;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

•	to pledge to the trustee as security for the debt securities of any series any property or assets;

•	to add guarantees in respect of the debt securities of one or more series;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination becomes effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for certificated securities in addition to or in place of global securities;

•	to qualify such indenture under the Trust Indenture Act;

•

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in our good faith judgment, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

•	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suite for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to confer or exchange a debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

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Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost, or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

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The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer, or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising, or reviewing any records relating to the beneficial ownership interests.

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We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur.

Payment and Paying Agents

Unless we other indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

Outstanding Debt Securities

As of April 7, 2016, we had the following debt securities outstanding:

•

Promissory note dated July 25, 2014, which initially matured July 24, 2015. The holder of the note extended the maturity date to July 25, 2016. The note bears interest at a rate of 12% per annum. Principal and interest may be converted into shares of our Common Stock based on the average trading price of the ten days prior to maturity at the holder's option. The outstanding principal amount is approximately $150,000;

•

Unsecured demand promissory notes, which bear interest at a rate of 4% per annum. The holder may elect to convert into shares of our Common Stock at a conversion price equal to $0.75 per share. The outstanding principal amount is approximately $114,306;

•

Convertible promissory note dated December 14, 2015, which matures December 13, 2016 and bears interest at a rate of 12% per annum. The conversion price in effect on any conversion date shall be equal to 75% of the lowest daily volume weighted average of shares of our Common Stock in the twenty (20) trading days prior to the conversion date, subject to adjustment. The outstanding principal amount is $500,000;

•	Unsecured demand promissory note dated March 31, 2016, which bears interest at a rate of 1% annum. The note matures on June 30, 2016. The outstanding principal amount is approximately $750,000; and

•

Convertible promissory note dated March 10, 2016, which bears interest at a rate of 1% per annum. The note matures on September 10, 2017. The holder may elect to convert into shares of our Common Stock at a conversion price equal to 90% of the average of the lowest three volume weighted average prices of a share of our Common Stock for the five consecutive trading days prior to the conversion date.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase shares of our Common Stock, our Preferred Stock, or debt securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

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We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the title of such warrants;

•	the offering price or prices and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of such security;

•	the designation, terms, and number of shares of debt securities, Preferred Stock, or Common Stock purchasable upon exercise of each warrants;

•	the exercise price at which each share of debt securities, Preferred Stock, or Common Stock is purchasable upon exercise of the warrant;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	any applicable material U.S. federal income tax consequences of holding or exercising the warrants;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution, or paying agents, transfer agents, registrars, or other agents;

•	if applicable, the date from and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	the manner in which the warrant agreements and warrants may be modified;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of the holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, the holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificates are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of April 7, 2016, we had the following warrants outstanding:

•	Warrants to purchase up to 40,000 shares of our Common Stock at an exercise price of $0.85 per share, which expire on May 2, 2016;

•	Warrants to purchase up to 333,333 shares of our Common Stock at an exercise price of $0.40 per share, which expire on August 23, 2016;

•	Warrants to purchase up to 439,637 shares of our Common Stock at an exercise price of $0.33 per share, which expire on January 15, 2017;

•	Warrants to purchase up to 750,000 shares of our Common Stock at an exercise price of $0.16 per share, which expire on April 2, 2017;

•	Warrants to purchase up to 1,578,947 shares of our Common Stock at an exercise price of $0.1375 per share, which expire on July 3, 2018;

•	Warrants to purchase up to 14,946,119 shares of our Common Stock at an exercise price of $0.20625 per share, which expire on June 23, 2018;

•	Warrants to purchase up to 1,846,300 shares of our Common Stock at an exercise price of $0.1375 per share, which expire on July 31, 2018;

•	Warrants to purchase up to 1,118,068 shares of our Common Stock at an exercise price of $0.16 per share, which expire on July 31, 2018;

•	Warrants to purchase up to 863,392 shares of our Common Stock at an exercise price of $0.1303 per share, which expire on March 30, 2019; and

•	Warrants to purchase up to 928,984 shares of our Common Stock at an exercise price of $0.1211 per share, which expire on May 7, 2019.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus. While the terms we have summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplement. The terms of any rights offered under that prospectus supplement may differ from the terms described below. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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We may issue rights to our stockholders to purchase shares of our Common Stock, shares of our Preferred Stock, or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, shares of our Preferred Stock, shares of our Common Stock, warrants, or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of our Common Stock, our Preferred Stock, or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination, and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures, and limitations relating to the distribution, exchange, and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our Common Stock, shares of our Preferred Stock, or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our Common Stock, shares of our Preferred Stock, or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described below, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of our Common Stock, shares of our Preferred Stock, warrants, or rights, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of our Common Stock, Preferred Stock, warrants, rights, or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus securing the holder's obligations under the purchase contract.

If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable form the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts;

•	any applicable material U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

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We may issue units comprised of our Common Stock, our Preferred Stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our Common Stock, our Preferred Stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferable;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings (whether on a firm commitment, "best efforts," or other basis), negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We, and our underwriters, dealers, or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers, or agents, if any;

•	the purchase price of the securities and the estimated net proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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General

Any public offering price and any discounts, commissions, concessions, or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents, or dealers and describe their commissions, fees, or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in the sale of any securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts, or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

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Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Institutional Purchasers

We may authorize agents, dealers, or underwriters to solicit offers by certain institutional investors to purchase offered securities from us at the public offering price set forth in the prospectus supplement on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers, and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers, and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization, and Other Transactions

All securities we offer, other than shares of our Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of our Common Stock sold pursuant to a prospectus supplement will be quoted on the OTC Markets Group, Inc.'s OTCQX tier. We may apply to list any other securities sold pursuant to a prospectus supplement but we are not obligated to do so. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise. We make no representations or predictions as to the direct or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Plan of Distribution" in the applicable prospectus supplement.

Underwriters, broker-dealers, or agents who may become involved in the sale of our Common Stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering proceeds pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Baker & Hostetler LLP, Costa Mesa, California, will provide opinions regarding the validity of any securities offered by this prospectus. Baker & Hostetler LLP may also provide opinions regarding certain other matters. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Terra Tech Corp. and its subsidiaries as of December 31, 2015, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Tarvaran, Askelson & Company, LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, together with all amendments and exhibits, with the SEC relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement, of which this prospectus is a part, can also be reviewed by accessing the SEC's website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.terratechcorp.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 29, 2016;

•	Our Registration Statement on Form 8-A, filed on January 25, 2011;

•	Our Current Report on Form 8-K, filed on January 12, 2012;

•	Our Current Report on Form 8-K/A, filed on March 1, 2016;

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•	Our Current Report on Form 8-K, filed on March 31, 2016;

•	Our Current Report on Form 8-K/A, filed on April 5, 2016;

•	Our Current Report on Form 8-K, filed on April 5, 2016;

•

The description of our Common Stock contained in our Registration Statement on Form S-1/A, filed on May 28, 2010, including any amendment or report filed for the purpose of updating such description; and

•

Any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements and information statements.

To the extent that any information contained in any filings we have made or will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

These documents may also be accessed on our website at www.terratechcorp.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus. You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Terra Tech Corp.

4700 Von Karman, Suite 110

Newport Beach, California 92660

(855) 447-6967

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by us. All amounts are estimates except the SEC registration fee.

Amount to be paid*
SEC Registration Fee	$7,552.50
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	35,000
Printing expenses	5,000
Transfer Agent and Registrar Fees	3,000
Miscellaneous expenses	9,500
Total	$65,052.50

_________________________
*

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15. Indemnification of Directors and Officers.

Chapter 78 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees, agents, and any other persons to the maximum extent permitted by the NRS.

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Item 16. Exhibits.

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, on April 8, 2016.

TERRA TECH CORP.

By:	/s/ Derek Peterson
Derek Peterson
President, Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael James
Michael James
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

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SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek Peterson and Michael A. Nahass, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek Peterson	President, Chief Executive Officer	April 8, 2016
Derek Peterson	(Principal Executive Officer)

/s/ Michael A. Nahass	Secretary, Treasurer and Director	April 8, 2016
Michael A. Nahass

/s/ Amy Almsteier	Director	April 8, 2016
Amy Almsteier

/s/ Michael James	Chief Financial Officer	April 8, 2016
Michael James	(Principal Accounting Officer and Principal Financial Officer)

/s/ Steven R. Ross	Director	April 8, 2016
Steven R. Ross

/s/ Kenneth P. Vande Vrede	Chief Operating Officer and Director	April 8, 2016
Kenneth P. Vande Vrede

/s/ Steven Vande Vrede	Director	April 8, 2016
Steven Vande Vrede

/s/ Michael Vande Vrede	Director	April 8, 2016
Michael Vande Vrede

/s/ Kenneth P. Krueger	Director	April 8, 2016
Kenneth P. Krueger

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement**

2.1

Agreement and Plan of Merger dated February 9, 2012, by and among Terra Tech Corp., a Nevada corporation, TT Acquisitions, Inc., a Nevada corporation, and GrowOp Technology Ltd., a Nevada corporation (2)

2.2	Articles of Merger (2)

2.3

Share Exchange Agreement, dated April 24, 2013, by and among the Terra Tech Corp., a Nevada corporation, Edible Garden Corp., a Nevada corporation, and the holders of common stock of Edible Garden Corp. (5)

2.4	Form of Articles of Share Exchange (5)

2.5

Agreement and Plan of Merger dated December 23, 2015, by and among Terra Tech Corp., a Nevada corporation, Generic Merger Sub, Inc., a California corporation, and Black Oak Gallery, a California corporation (20)

2.6

First Amendment to Agreement and Plan of Merger dated February 29, 2016, by and among Terra Tech Corp., a Nevada corporation, Generic Merger Sub, Inc., a California corporation, and Black Oak Gallery, a California corporation (20)

2.7	Form of Agreement of Merger dated March 31, 2016, by and among Generic Merger Sub, Inc., a California corporation and Black Oak Gallery, a California corporation (20)

3.1	Articles of Incorporation dated July 22, 2008 (1)

3.2	Certificate of Amendment dated July 8, 2011 (9)

3.3	Certificate of Change dated July 8, 2011 (9)

3.4	Certificate of Amendment dated January 27, 2012 (2)

3.5	Bylaws (1)

3.6	Form of Amended and Restated Articles of Incorporation of Black Oak Gallery, a California corporation (20)

4.1	Certificate of Designation for Series A Preferred Stock (3)

4.2	Amended and Restated Certificate of Designation for Series B Preferred Stock (20)

4.3	Form of Common Stock Purchase Warrant dated February 5, 2014 issued to Dominion Capital LLC (10)

4.4	Form of Common Stock Purchase Warrant (14)

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4.5	Form of 12% Convertible Promissory Note (14)

4.6	Certificate of Designation for Series Q Preferred Stock (20)

4.7	Certificate of Designation for Series Z Preferred Stock (20)

4.8	Form of 12% Convertible Promissory Note (20)

4.9	Copy of Specimen Common Stock Certificate**

4.10	Form of Senior Indenture**

4.11	Form of Subordinated Indenture**

4.12	Form of Debt Security**

4.13	Form of Preferred Stock Certificate**

4.14	Form of Certificate of Designations**

4.15	Form of Warrant Agreement**

4.16	Form of Warrant Certificate**

4.17	Form of Rights Agreement and Right Certificate**

4.18	Form of Purchase Contract Agreement**

4.19	Form of Unit Agreement and Unit Certificate**

5.1	Opinion of Baker & Hostetler LLP *

10.1	5% Original Issue Discount Senior Secured Promissory Note dated February 5, 2014, issued to Dominion Capital LLC (10)

10.2	Securities Purchase Agreement dated February 5, 2014, by and between Terra Tech Corp. and Dominion Capital LLC (10)

10.3	Registration Rights Agreement dated February 5, 2014, by and between Terra Tech Corp. and Dominion Capital LLC (10)

10.4	Security Agreement dated February 5, 2014, by and among Terra Tech Corp., GrowOp Technology Ltd., Edible Garden Corp., and Dominion Capital LLC (10)

10.5	Subsidiary Guarantee dated February 5, 2014 by GrowOp Technology Ltd., and Edible Garden Corp. in favor of Dominion Capital LLC (10)

10.6	Securities Purchase Agreement dated March 22, 2013, by and between Terra Tech Corp. and certain accredited investors identified therein (4)

10.7	Form of 6% Senior Secured Convertible Debenture (4)

10.8	General Security Agreement dated March 22, 2013, by Terra Tech Corp. in favor of certain secured parties identified therein (4)

10.9	Stock Pledge Agreement dated March 22, 2013, by and between Terra Tech Corp. and certain investors identified therein (4)

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10.10	Letter agreement dated May 7, 2013, by and between Edible Garden Corp. and Gro-Rite Inc. (6)

10.11	Letter agreement dated May 7, 2013, by and between Edible Garden Corp. and NB Plants LLC (6)

10.12	Letter agreement dated May 25, 2013, by and between Edible Garden Corp. and Palm Creek Produce, Inc. (7)

10.13	Lease agreement dated September 7, 2013, by and between Edible Garden Corp. and Gro-Rite Inc. (8)

10.14

Letter Agreement dated December 2, 2013, by and between Edible Garden Corp. and Heartland Growers Inc. (certain portions of this exhibit have been omitted based upon a request for confidential treatment) (9)

10.15

Standard Multi-Tenant Office Lease – Gross dated April 14, 2014 by and between Terra Tech Corp. and Jo Ellen K. Schantz, as Trustee of the John R. and Jo Ellen Schantz Revocable Family Trust dated August 12,1992, and Melvin R. Schantz and Leland Merriam Schantz, as Trustees of the Schantz Family Trust established September 10, 1982 (12)

10.16	Amendment to Securities Purchase Agreement dated July 30, 2014, by and between Terra Tech Corp. and Dominion Capital LLC (12)

10.17	Common Stock Purchase Agreement dated December 22, 2014, by and between Terra Tech Corp. and Magna Equities II, LLC, a New York limited liability company (13)

10.18	Registration Rights Agreement dated December 22, 2014, by and between Terra Tech Corp. and Magna Equities II, LLC, a New York limited liability company (13)

10.19	Form of Securities Purchase Agreement dated February 27, 2015, by and among Terra Tech Corp. and purchasers identified on the signature pages thereto (14)

10.20	Form of Independent Director Agreement (19)

10.21	Form of Indemnification Agreement (19)

10.22	Form of Securities Purchase Agreement dated December 13, 2015, by and among Terra Tech Corp. and purchasers identified on the signature pages thereto (20)

10.23	2016 Equity Incentive Plan (20)

10.24	Form of Escrow Agreement dated March 31, 2016, by and among Terra Tech Corp., a Nevada corporation, Black Oak Gallery, a California corporation, and the "Shareholder Representative" (20)

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10.25	Lease dated January 1, 2015, by and between Whitetown Realty, LLC and Edible Garden Corp. (20)

10.26	Guaranty dated January 1, 2015, by Terra Tech Corp. in favor of Whitetown Realty, LLC (20)

10.27	Sublease dated March, 29, 2016, by and between Black Oak Gallery and CCIG Properties, LLC, dated March 29, 2016 (21)

23.1	Consent of Tarvaran, Askelson & Company, LLP *

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1) *

24.1	Power of Attorney (included on the signature page hereto) *
_________________________

Notes

(1)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-156421), filed with the SEC on December 23, 2008.

(2)	Incorporated by reference to Current Report on Form 8-K (File No. 000-54258), filed with the SEC on February 10, 2012.

(3)	Incorporated by reference to Amendment No. 3 to Current Report on Form 8-K (File No. 000-54258), filed with the SEC on April 19, 2012.

(4)	Incorporated by reference to Current Report on Form 8-K (File No. 000-54258), filed with the SEC on March 26, 2013.

(5)	Incorporated by reference to Current Report on Form 8-K (File No. 000-54258), filed with the SEC on May 6, 2013.

(6)	Incorporated by reference to Current Report on Form 8-K (File No. 000-54258), filed with the SEC on May 28, 2013.

(7)	Incorporated by reference to Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-188477), filed with the SEC on July 2, 2013.

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(8)	Incorporated by reference to Amendment No. 7 to Registration Statement on Form S-1 (File No. 333-188477), filed with the SEC on September 23, 2013.

(9)	Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-191954), filed with the SEC on December 5, 2013.

(10)	Incorporated by reference to Current Report on Form 8-K (File No. 000-54258), filed with the SEC on August 5, 2013.

(11)	Incorporated by reference to Current Report on Form 8-K (File No. 000-54258), filed with the SEC on April 16, 2014.

(12)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-198010) filed with the SEC on August 8, 2014.

(13)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-201261) filed with the SEC on December 24, 2014.

(14)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on March 2, 2015.

(15)	Incorporated by reference Current Report on Form 8-K filed with the SEC on February 10, 2014.

(16)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on April 16, 2014.

(17)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on July 8, 2014.

(18)	Incorporated by reference to Annual Report on Form 10-K filed with the SEC on September 16, 2009.

(19)	Incorporated by reference to Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015.

(20)	Incorporated by reference to Annual Report on Form 10-K filed with the SEC on March 29, 2016.

(21)	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on April 5, 2016.

*	Filed herewith

**	To be filed by amendment with a prospectus supplement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference

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